UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2016

V. F. Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Corporate Center Boulevard Greensboro, North Carolina	27408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 336-424-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 6, 2016, V. F. Corporation (the “Company”) and certain of its subsidiaries entered into an Accession No. 1 to Credit Agreement relating to the Five-Year Revolving Credit Agreement, dated as of April 14, 2015 (the “Credit Agreement”) with the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Accession Agreement”). Pursuant to the Accession Agreement, certain of the lenders party to the Credit Agreement agreed to increase their commitments by a cumulative amount of $500 million, thereby increasing the aggregate commitments under the Credit Agreement to $2.25 billion effective as of June 6, 2016.

The foregoing description of the Accession Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Accession Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following is furnished as an exhibit to this report:

10.1 Accession No. 1 to Credit Agreement, dated June 6, 2016, by and among V.F. Corporation, certain of its subsidiaries, the lenders party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
(Registrant)

June 7, 2016	By:	/s/ Laura C. Meagher
Laura C. Meagher Vice President, General Counsel and Secretary